Exhibit 1

EXCEL LOGO

NEWS RELEASE for April 1, 2008

Investor Relations / Financial Media:
Nicolas Bornozis
President
Capital Link, Inc.
230 Park Avenue — Suite 1536
New York, NY 10160, USA
Tel:  (212) 661-7566
Fax: (212) 661-7526

E-Mail: nbornozis@capitallink.com
www.capitallink.com

Company:
Lefteris Papatrifon
Chief Financial Officer
Excel Maritime Carriers Ltd.
c/o 17th Km National Road Athens
Lamia & Finikos Street
145 64 Nea Kifisia
Athens, Greece
Tel: 011-30-210-62-09-520
Fax: 011-30-210-62-09-528

E-Mail: info@excelmaritime.com
www.excelmaritime.com

Excel Maritime Announces the Results of its Special Shareholders Meeting

ATHENS, GREECE- April 1, 2008 —Excel Maritime Carriers Ltd. (NYSE: EXM) announced the results of the special meeting of its shareholders held today, April 1, 2008. At the meeting, shareholders approved and adopted the proposal to amend Excel’s Restated Articles of Incorporation to provide for a change in the structure and composition of Excel’s Board of Directors in connection with Excel’s proposed merger with Quintana Maritime Limited.  Adoption of this proposed amendment was a condition to the closing of the proposed merger between Excel and Quintana.

About Excel Maritime Carriers Ltd.

Excel is an owner and operator of dry bulk carriers and a provider of worldwide seaborne transportation services for dry bulk cargoes, such as iron ore, coal and grains, as well as bauxite, fertilizers and steel products. Excel’s current fleet consists of 18 vessels (ten Panamax, two Supramax and six Handymax vessels) with a total carrying capacity of 1,074,022 deadweight tons. Excel Class A common shares have traded since September 15, 2005 on the New York Stock Exchange (NYSE) under the symbol EXM, and prior to that date, traded on the American Stock Exchange (AMEX) since 1998. For more information about Excel, please go to Excel’s corporate website www.excelmaritime.com

Important Information

This communication is being made in respect of the proposed merger transaction involving Excel and Quintana.  In connection with the proposed transaction, Excel has filed with the Securities and Exchange Commission a registration statement on Form F-4 containing a proxy statement/prospectus.  The proposed merger transaction involving Excel and Quintana will be submitted to Quintana’s shareholders for their consideration.  Shareholders are encouraged to read the proxy statement/prospectus regarding the proposed transaction because it contains important information.  Shareholders may obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Excel and Quintana without charge, at the Securities and Exchange Commission’s Internet site (http://www.sec.gov).  Copies of the proxy statement/prospectus and the filings with the Securities and Exchange Commission that are incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Excel or to Quintana per the following investor relations contact information:

To Excel:
Investor Relations / Financial Media at
Capital Link, Inc.
230 Park Avenue — Suite 1536
New York, NY 10160, USA
Attention: Nicolas Bornozis
Tel:  (212) 661-7566
E-Mail: nbornozis@capitallink.com

To Quintana:
Investor Relations / Financial Media at
Capital Link, Inc.
230 Park Avenue — Suite 1536
New York, NY 10160, USA
Attention: Ramnique Grewal
Tel. 212.661.7566
E-mail: rgrewal@capitallink.com

Excel, Quintana and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Excel’s directors and executive officers is available in Excel’s notice of annual meeting and proxy statement for its most recent annual meeting and Excel’s Annual Report on Form 20-F for the year ended December 31, 2006, which were filed with the Securities and Exchange Commission on September 14, 2007 and June 26, 2007, respectively, and information regarding Quintana’s directors and executive officers is available in Quintana’s proxy statement for its most recent annual meeting of shareholders and Quintana’s Annual Report on Form 10-K for the year ended December 31, 2007, which were filed with the Securities and Exchange Commission on April 2, 2007 and February 29, 2008, respectively. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement/prospectus and other relevant materials that have been filed with the Securities and Exchange Commission.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EXCEL MARITIME CARRIERS LTD.

Date:	April 1, 2008	By:	/s/ GABRIEL PANAYOTIDES
			Name:	Gabriel Panayotides
			Title:	Chief Executive Officer